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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT



The following is a list of the subsidiaries and joint ventures of Volt as of January 14, 1995 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of October 28, 1994, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active during fiscal 1994, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of October 28, 1994.


                                                               Jurisdiction
                                                                   of
Name(1)                                                        Incorporation
- --------                                                       -------------
Autologic, Incorporated(2)                                     California
Volt Delta Resources, Inc.                                     Nevada
Volt Delta Resources, Inc.                                     Delaware
Jefferson-Adams Corporation                                    New Jersey
Volt Temporary Services, Inc.                                  Delaware
Volt Real Estate Corporation                                   Delaware
VIS, Inc.                                                      Delaware
Volt-Autologic Directories S.A. Ltd.                           Delaware
Volt Holding Corp.                                             Nevada
Volt-Autologic, A.B.                                           Sweden
Volt-Autologic Limited                                         United Kingdom
Volt-Autologic Pty. Limited                                    Australia
Volt-Autologic, Inc.                                           Canada
Volt-Autologic Ltd.                                            Israel
Volt Realty Two, Inc.                                          Nevada
Volt Orangeca Real Estate Corp.                                Delaware
Volt Australia, Ltd.                                           Delaware
Shaw & Shaw, Inc.                                              Delaware
Volt Delta Europe, Limited                                     United Kingdom
Volt Human Resources, Inc.                                     Delaware
Volt ATRD Corp.                                                Delaware


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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES--Continued

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT--Continued


                                                              Jurisdiction
                                                                  of
Name(1)                                                       Incorporation
- --------                                                      -------------
Volt Opportunity Road Realty Corp.                            Delaware
Autologic International, Ltd.(3)                              Delaware
Nuco II, Ltd.                                                 Delaware
Volt Management Corp.                                         Delaware
Volt Technical Corp.                                          Delaware
Fidelity National Credit Services Ltd.                        California
DataServ, Incorporated                                        Pennsylvania
Tainol, S.A.                                                  Uruguay
Nuco I, Ltd.                                                  Nevada
Volt Information Sciences Funding, Inc.                       Delaware
Volt Viewtech, Inc.                                           Delaware
Pacific Access Pty. Ltd.(5)                                   Australia
Volt Participacoes, Ltda.                                     Brazil
Volt Cayman Investment Company, Ltd.                          Cayman Is.
Telelistas Editora, Ltda.(4)                                  Brazil

- ------------------------------------------------------
(1) - Except as noted, each named subsidiary is wholly owned, directly or indirectly, by Volt Information Sciences, Inc., except that in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors and/or other Volt subsidiaries.
(2) -   99% owned by Volt Information Sciences, Inc.
(3) -   Wholly owned by Autologic, Incorporated.
(4) -   50% owned joint venture.
(5) -   12-1/2% owned joint venture.